UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On June 30, 2014, WellCare Health Plans, Inc. (the “Company” or “WellCare”) received from the State of Florida’s Agency for Health Care Administration (“AHCA”) executed Amendment No. 2 (“Amendment No. 2”) to Contract No. FP020 (the “Florida MMA Contract”) between AHCA and WellCare of Florida, Inc. (d/b/a Staywell Health Plan of Florida), a wholly-owned subsidiary of the Company (“WellCare of Florida”).
Amendment No. 2 amends and restates Attachments I and II of the Florida MMA Contract effective as of July 1, 2014. Pursuant to the Florida MMA Contract, WellCare of Florida offers Medicaid coordinated care plans to eligible beneficiaries in eight of Florida’s 11 Medicaid regions under the Managed Medical Assistance component (the “MMA program”) of Florida’s Statewide Medicaid Managed Care program. Regions 2, 3 and 4 launched on May 1, 2014; Regions 5, 6 and 8 launched on June 1, 2014; and Region 11 launched on July 1, 2014. Region 7 is expected to launch on August 1, 2014.
Section 9010 of the Patient Protection and Affordable Care Act imposes an annual fee on health insurance providers beginning in 2014 (the “ACA industry fee”). Among other things, Amendment No. 2 provides that AHCA will reimburse WellCare of Florida that portion of the ACA industry fee attributable to the Florida MMA Contract. The amount reimbursed to WellCare of Florida will include an adjustment for the state and federal income tax impact of the ACA industry fee attributable to the Florida MMA Contract, which will be calculated based on an actuarially sound approach that will be developed. Subject to the approval of the Centers for Medicare & Medicaid Services, reimbursement shall occur after the applicable amount has been determined and shall be made through reprocessing the capitation per member per month fee. Because ACA industry fees relate to premiums collected in the previous year, no ACA industry fees attributable to the Florida MMA program until the ACA industry fee payable in 2015.
The ACA industry fee provisions added to the Florida MMA Contract by Amendment No. 2 are substantively the same as the amendments dated April 1, 2014 to WellCare of Florida’s non-MMA program Medicaid contracts, which were filed on a Current Report on Form 8-K on April 3, 2014.
The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the Florida MMA Contract. The above description is qualified by reference to Attachment II, Section IX(B)(6) to Amendment No. 2, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company anticipates filing the complete text of Amendment No. 2 as an exhibit to its Quarterly Report on Form 10-Q for the period ending June 30, 2014.
Cautionary Statement Regarding Forward-Looking Statements
The information furnished in this Current Report on Form 8-K contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, WellCare’s estimates relating to the timing of the launching of the MMA program in certain regions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, future changes in health care law, WellCare’s ability to estimate and manage medical benefits effectively, the demographic mix of members in the MMA program, future changes in the MMA program and the ability of AHCA to launch the MMA program on its announced timeline.
Additional information concerning these and other important risks and uncertainties can be found under the captions “Forward-Looking Statements” and “Risk Factors” in WellCare’s Annual Report on Form 10-K for the year ended December 31, 2013 and WellCare’s Quarterly Report on Form 10-Q for the period ended March 31, 2014 and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Attachment II, Section IX(B)(6) of Amendment No. 2 to Contract No. FP020 between the Agency for Health Care Administration and WellCare of Florida, Inc. (d/b/a Staywell Health Plan of Florida)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2014	WELLCARE HEALTH PLANS, INC. /s/ Lisa G. Iglesias
Lisa G. Iglesias
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Attachment II, Section IX(B)(6) of Amendment No. 2 to Contract No. FP020 between the Agency for Health Care Administration and WellCare of Florida, Inc. (d/b/a Staywell Health Plan of Florida)